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                                 EXHIBIT 10.1

                             LITHIA MOTORS, INC.

                          1996 STOCK INCENTIVE PLAN


    SECTION 1.  PURPOSE OF PLAN

    The purpose of this 1996 Stock Incentive Plan ("Plan") of Lithia Motors, Inc., an Oregon corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees and consultants by providing for or increasing the proprietary interests of such employees and consultants in the Company.

    SECTION 2.  PERSONS ELIGIBLE UNDER PLAN

    Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder:
(1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee, and (2) any consultant of the Company or any of its subsidiaries.

    SECTION 3.  AWARDS

    (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Class A Common Stock, no par value, of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

    (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

    (c) Awards may be issued, and Common Shares may be issued, pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

    (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

         (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other


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property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

              (A)  the delivery of cash;

              (B) the delivery of other property deemed acceptable by the Committee;

              (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property; or

              (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award.

         (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, continued employment by the Company, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

         (iii) a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); PROVIDED, HOWEVER, that no Award issued to any consultant may qualify as an Incentive Stock Option.

    SECTION 4.  STOCK SUBJECT TO PLAN

    (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 500,000, subject to adjustment as provided in Section 7 hereof.

    (b) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 500,000, subject to adjustment as provided in Section 7 hereof.

    (c) For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

         (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

         (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus


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         (iii)     the maximum number of Common Shares that are or may be
issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

    (d) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Common Shares subject to Awards granted during any calendar year to any one Participant (including the number of shares involved in Awards having a value derived from the value of Common Shares) shall not exceed 200,000 shares.

    SECTION 5.  DURATION OF PLAN

    No Awards shall be made under this Plan after April 4, 2006. Although Common Shares may be issued after April 4, 2006 pursuant to Awards made on or prior to such date, no Common Shares shall be issued under this Plan after April 4, 2016.

    SECTION 6.  ADMINISTRATION OF PLAN

    (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom: (i) is a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), and (ii) with respect to any Award that is intended to give rise to "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code, is an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code. Notwithstanding the foregoing, however, prior to the registration of the Common Shares under
Section 12 of the Exchange Act, this Plan may, in the absence of action by the Committee, be administered by the entire Board (subject to any limitations contained in Rule 16b-3 or otherwise).

    (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

         (i) adopt, amend and rescind rules and regulations relating to this Plan;

         (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

         (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

         (iv) accelerate the exercisability of an Award or extend the period during which an owner of an Award may exercise his or her rights under such Award (but not beyond April 4, 2016);

         (v) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

         (vi) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

    SECTION 7.  ADJUSTMENTS


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    If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the maximum number of Common Shares for which Awards may be granted during any one calendar year; PROVIDED, HOWEVER, that no adjustment shall be made to the number of Common Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Common Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; PROVIDED further that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

    SECTION 8.  AMENDMENT AND TERMINATION OF PLAN

    The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

    (a) No such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

    (b) If an amendment to this Plan would (a) increase the maximum number of Common Shares that may be issued pursuant to (i) all Awards granted under this Plan, (ii) all Incentive Stock Options granted under this Plan, or (iii) Awards granted under this Plan during any calendar year to any one Participant, (b) change the class of persons eligible to receive Awards under this Plan, (c) otherwise materially increase the benefits hereunder accruing to participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated herein, or (d) affect this Plan's compliance with Rule 16b-3 or applicable provisions of the Code, as amended from time to time, the amendment shall be subject to approval by the Company's shareholders to the extent required to comply with Rule 16b-3, Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time.

    SECTION 9.  EFFECTIVE DATE OF PLAN

    This Plan shall be effective as of April 5, 1996, the date upon which it was approved by the Board; PROVIDED, HOWEVER, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held or, in lieu thereof, by action by written consent, in accordance with the laws of the State of Oregon.

    SECTION 10.  DEFINITION OF FAIR MARKET VALUE


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    For purposes of this Plan, "Fair Market Value" shall mean the fair market value of the Common Shares. If the Common Shares are not publicly traded, fair market value shall be determined by the Board or the Committee and may be computed by any method which the Board or the Committee in good faith believes will reflect the fair market value of the Common Shares on the date of such determination. If the Common Shares are publicly traded, fair market value shall be the closing sale price per share of the Common Shares, for securities listed on a national securities exchange, or the closing bid price per share of the Common Shares, for securities quoted by NASDAQ, on the day in question (or, if such day is not a trading day or if no sales of Common Shares were made on such day, on the nearest preceding trading day on which sales of Common Shares were made), as reported in The Wall Street Journal or, if trading in the Common Shares is not then reported in The Wall Street Journal, at such closing sale or bid price as may then appear in what the Board or the Committee in its judgment then deems to be the most nearly comparable listing or reporting service.


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